EXHIBIT 3.2

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                                     BYLAWS
                                       OF
                                 SIBANNAC, INC.


                                    ARTICLE I
                                     OFFICES

Section l.  Offices:
-------------------

      The principal office of the Corporation shall be determined by the Board of Directors, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                             STOCKHOLDER'S MEETINGS

Section l.  Place:
-----------------

      The place of stockholders' meetings shall be the principal office of the Corporation unless another location shall be determined and designated from time to time by the Board of Directors.

Section 2.  Annual Meeting:
--------------------------

      The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held no later than one year after the end of the Corporation's fiscal year on a date to be determined by the Board of Directors.

Section 3.  Special Meetings:
----------------------------

      Special meetings of the stockholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of ten percent (l0%) or more of all the shares entitled to vote at such meeting, by the giving of notice in writing as hereinafter described.

Section 4.  Voting:
------------------

      At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein.




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      Each stockholder shall have such rights to vote as the Articles of
Incorporation provide for each share of stock registered in his name on the books of the Corporation. The Corporation may establish a record date, not to exceed, in any case, fifty (50) days preceding the meeting, for the determination of stockholders entitled to vote. The Secretary of the Corporation shall make, at least ten (l0) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (l0) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

   Beneficial owners of this Corporation's common stock registered in the name of Depository Trust & Clearing Corporation or any other clearing organization will be recognized as stockholders entitled to vote in person or by proxy at any meeting provided that the following procedures are followed.

     o If the stockholder is voting at the meeting, the stockholder provides a valid government issued identification document and brokerage statement identifying the stockholder as the holder of shares of this Corporation's common stock.

     o If a person is voting on behalf of a stockholder at the meeting, the person provides a signed proxy card and brokerage statement identifying the stockholder voting by proxy as the holder of shares of this Corporation's common stock.

     o If the stockholder is voting by proxy, the stockholder sends a signed proxy card and brokerage statement identifying the stockholder as the holder of shares of this Corporation's common stock.

      Each share of this Corporation's common stock that is listed on any brokerage statement provided in person or by proxy will be entitled to one vote at any meeting.

Section 5.  Order of Business:
-----------------------------

      The order of business at any meeting of stockholders shall be as follows, unless otherwise determined by the Corporation's Chief Executive Officer:

      l. Call the meeting to order.

      2. Report of a corporate officer as to the number of shares represented at the meeting and the existence or lack of a quorum.

      3. Election of directors, if appropriate.

      4. Reports of officers or committees, if any.


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      5. Old or new business.

      6. Adjournment.

      To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 6.  Notices:
-------------------

      Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than l0 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 7.  Quorum:
------------------

      A quorum at any annual or special meeting shall consist of the representation in person or by proxy of 33 1/3% of the issued and outstanding capital stock of the Corporation entitled to vote at such meeting. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed sixty (60) days at any one adjournment; and no further notice of the meeting or its adjournment shall be required.

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section l.  Organization and Powers:
-----------------------------------

      The Board of Directors shall constitute the policy-making or legislative authority of the Corporation. Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than one nor more than ten members, who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one (l) year, and shall hold office until their successors are elected and qualify. The number of directors shall be established from time-to-time by a resolution of the directors. Directors need not be stockholders. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or by statute, and the enumeration of any power shall not be considered a limitation thereof.

Section 2.  Vacancies:
---------------------

     Any vacancy in the Board of Directors, however caused or created, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or at a special meeting of the stockholders




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called for that purpose.  The  directors  elected to fill  vacancies  shall hold office for the unexpired term and until their successors are elected and qualify.

Section 3.  Regular Meetings:
----------------------------

      A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of stockholders or any special meeting of stockholders at which a director or directors shall have been elected. The Board of Directors will meet quarterly.

Section 4.  Special Meetings:
----------------------------

      Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presence and participation of all members at such meeting. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called, constituted, and held.

Section 5.  Notices:
-------------------

      Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be sent by the Secretary to each member of the Board not less than three days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

Section 6.  Quorum and Manner of Acting:
---------------------------------------

      A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

Section 7.  Order of Business:
-----------------------------

      The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

      l. Reading and disposal of any unapproved minutes.

      2. Reports of officers and committees.



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      3. New business.

      4. Adjournment.

      To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

                                   ARTICLE IV
                                    OFFICERS

Section 1.  Officers:
--------------------

      The officers of the Corporation shall be those designated by the Board of Directors. The officers shall have the powers, responsibilities and duties as may be designed by the Board or the Corporation's Chief Executive Officer. In the discretion of the Board, one person may hold more than one office and two or more persons may serve in any one office.

      Notwithstanding the above, the Chief Executive Officer or the Secretary will have responsibility for the preparation and maintenance of minutes of the directors' and shareholders' meetings and other records and information required to be kept by the Corporation and for authenticating records of the Corporation.

Section 2.  Vacancies or Absences:
---------------------------------

      If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

                                    ARTICLE V
                                      STOCK

Section 1.  Regulations:
-----------------------

      The Board of Directors shall have power and authority to take all such rules and regulations as they deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation. The Board of Directors may appoint a Transfer Agent and/or a Registrar and may require all stock certificates to bear the signature of such Transfer Agent and/or Registrar.

Section 2.  Restrictions on Stock:
---------------------------------

     The Board of Directors may restrict any stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock,


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under such terms and in such manner as the directors  may deem  necessary and as are not inconsistent with the Articles of Incorporation or by statute. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.

                                   ARTICLE VI
                            DIVIDENDS AND FISCAL YEAR

Section l.  Dividends:
---------------------

      Dividends may be declared by the directors and paid out of any funds legally available therefor, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.

Section 2.  Fiscal Year:
-----------------------

      The Board of Directors by resolution shall determine the fiscal year of the Corporation.

                                   ARTICLE VII
                                   AMENDMENTS

     These Bylaws may be altered, amended, or repealed by the Board of Directors by resolution of a majority of the Board.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      The Corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any other person, to the fullest extent provided by the laws of Nevada.

                                   ARTICLE IX
                              CONFLICTS OF INTEREST

     No contract or other transaction of the Corporation with any other persons, firms or corporations, or in which the Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or by the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.



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                                    ARTICLE X
                               SHAREHOLDER CLAIMS

     In the event that any shareholder initiates or asserts a claim against the Corporation, or any officer or director of the Corporation, including any derivative claim or claim purportedly filed on behalf of the Corporation, and the shareholder does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such shareholder shall be obligated (jointly and severally in the event the claim is brought by more than one shareholder) to reimburse the Corporation and any officer or director of the Corporation for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorney's fees and other litigation expenses) that the Corporation or its officers or directors may incur in connection with such claim. Any shareholder claim against the Corporation, or any officer or director of the Corporation, including any derivative claim or claim purportedly filed on behalf of the Corporation, must be brought in the U.S. District Court for the district of Delaware. With respect to any such claim, the laws of Delaware will apply, without giving effect to conflict of law principles.










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